Exhibit 10.45

DATA443 RISK MITIGATION, INC.

2023 EQUITY INCENTIVE PLAN

NOTICE OF NON-QUALIFIED STOCK OPTION GRANT

Hand Delivered and Via Email – [Insert Grantee’s Email Address]

[Insert Grantee Name]

[Insert Grantee Address]

Dear [Insert Grantee Name],

You have been granted an option to purchase shares of the Common Stock of DATA443 RISK MITIGATION, Inc. (the “Company”) as follows, subject to the terms of the DATA443 RISK MITIGATION, Inc. 2023 Equity Incentive Plan and the attached Stock Option Award Agreement.

Date of Grant:	[Insert Date of Grant]

Exercise Price Per Share:	$[●]

Total Number of Shares Subject to Option:	[●]

Total Exercise Price:	$[●]

Type of Option:	Non-qualified Stock Option

Term/Expiration Date:	[___] years

Vesting Schedule:	Subject to the Plan and the Stock Option Award Agreement, this Option may be exercised, in whole or in part, in accordance with the following schedule:

[Insert Applicable Vesting Schedule/ Conditions]

Exercise Period:	The Option may be exercised for up to three (3) months after termination of service to the Company, except as set out in Section 5 of the Stock Option Award Agreement (but in no event later than the Expiration Date); provided that upon a termination for Cause the Option will be immediately terminated.

This Notice of Non-qualified Stock Option Grant may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Notice of Non-qualified Stock Option Grant transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[SIGNATURE PAGE FOLLOWS]

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the DATA443 RISK MITIGATION, Inc. 2023 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement, all of which are attached and made a part of this document.

COMPANY

DATA443 RISK MITIGATION, INC.

By:
[OFFICER NAME]
[TITLE]

4000 PARK DRIVE, SUITE 400
Research Triangle Park, NC 27709

GRANTEE

[Insert Name of Grantee]

Address:

[Insert Grantee Address]

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Data443 Risk Mitigation, Inc.

Form of Non-Qualified Stock Option Agreement

This Stock Option Agreement (this “Agreement”) is made and entered into as of [DATE] by and between Data443 Risk Mitigation, Inc., a Nevada corporation (the “Company”) and [EMPLOYEE NAME] (the “Participant”).

Grant Date: ____________________________________

Exercise Price per Share: __________________________

Number of Option Shares: _________________________

Expiration Date: _________________________________

1. Grant of Option.

1.1 Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Company’s 2023 Equity Incentive Plan (the “Plan”). The Option is intended to be a Non-qualified Stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.

1.2 Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2. Exercise Period; Vesting.

2.1 Vesting Schedule. The Option will become vested and exercisable with respect to [NUMBER] shares on [VESTING SCHEDULE] until the Option is 100% vested. The unvested portion of the Option will not be exercisable on or after the Participant’s termination of continuous service with the Company.

2.2 Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3. Termination of Service.

3.1 Termination for Reasons Other Than Cause, Death, Disability. If the Participant experiences a Termination of Service for any reason other than Cause, death or Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date three (3) months following such Termination of Service or (b) the Expiration Date.

3.2 Termination for Cause. If the Participant experiences a Termination of Service for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

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3.3 Termination due to Disability. If the Participant experiences a Termination of Service as a result of the Participant’s Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date twelve (12) months following the Participant’s termination of Continuous Service or (b) the Expiration Date.

3.4 Termination due to Death. If the Participant experiences a Termination of Service as a result of the Participant’s death, [or the Participant dies within a period following a Termination of Service during which the vested portion of the Option remains exercisable,] the vested portion of the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant’s death, but only within the time period ending on the earlier of (a) the date twelve (12) months following the Participant’s death or (b) the Expiration Date.

3.5 [Extension of Termination Date. If following a Termination of Service for any reason the exercise of the Option is prohibited because the exercise of the Option would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the expiration of the Option shall be tolled until the date that is thirty (30) days after the end of the period during which the exercise of the Option would be in violation of such registration or other securities requirements.]

4. Manner of Exercise.

4.1 Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company [a notice of intent to exercise in the manner designated by the Committee.

OR

an executed stock option exercise agreement in such form as is approved by the Committee from time to time (the “Exercise Agreement”), which shall set forth, inter alia:

(a) the Participant’s election to exercise the Option;

(b) the number of shares of Common Stock being purchased;

(c) any restrictions imposed on the shares; and

(d) any representations, warranties and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws].

If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

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4.2 Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise [in the manner designated by the Committee.

OR

to the extent permitted by applicable statutes and regulations, either:

(a) in cash or by certified or bank check at the time the Option is exercised;

(b) by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares equal to the difference between the number of shares thereby purchased and the number of identified attestation shares (a “Stock for Stock Exchange”);

(c) through a “cashless exercise program” established with a broker;

(d) by reduction in the number of shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise;

(e) by any combination of the foregoing methods; or

(f) in any other form of legal consideration that may be acceptable to the Committee].

4.3 Withholding. Prior to the issuance of shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means:

(a) tendering a cash payment;

(b) [authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the [minimum/maximum] amount of tax required to be withheld by law; or]

(c) delivering to the Company previously owned and unencumbered shares of Common Stock.

The Company has the right to withhold from any compensation paid to a Participant.

4.4 Issuance of Shares. Provided that the [exercise notice/Exercise Agreement] and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Common Stock registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, and shall deliver certificates representing the shares with the appropriate legends affixed thereto.

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5. No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s service at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option prior to the date of exercise of the Option.

6. Transferability. [The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

7. Change in Control.

7.1 Acceleration of Vesting. [In the event of a Change in Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the Option shall become immediately vested and exercisable with respect to 100% of the shares subject to the Option. To the extent practicable, such acceleration of vesting and exercisability shall occur in a manner and at a time which allows the Participant the ability to participate in the Change in Control with respect to the shares of Common Stock received.

OR

If a Change in Control occurs and the Participant experiences a Termination of Service by the Company without Cause (other than for death or Disability) or by the Participant for Good Reason, in either case, within [12 months/18 months/24 months/[ALTERNATIVE PERIOD]] following the Change in Control, 100% of the shares subject to the Option shall become immediately vested and exercisable.

OR

Unless otherwise determined by the Committee at the time of a Change in Control, a Change in Control shall have no effect on the Option.]

7.2 Cash-out. In the event of a Change in Control, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the Participant, cancel the Option and pay to the Participant the value of the Option based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the Option equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor.

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8. Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by Article VIII of the Plan.

9. Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

10. [Non-competition and Non-solicitation.

10.1 In consideration of the Option, the Participant agrees and covenants not to:

(a) contribute the Participant’s knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, shareholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its Affiliates, including those engaged in the business of [DESCRIPTION OF BUSINESS] for a period of [TERM OF MONTHS OR YEARS] following the Participant’s Termination of Service;

(b) directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Affiliates for [TERM OF MONTHS OR YEARS] following the Participant’s Termination of Service; or

(c) directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, and instant message), attempt to contact or meet with the current[, former or prospective] customers of the Company or any of its Affiliates for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company or any of its Affiliates for a period of [TERM OF MONTHS OR YEARS] following the Participant’s Termination of Service.

10.2 In the event of a breach or threatened breach of any of the covenants contained in Section 10.1:

(a) any unvested portion of the Option shall be forfeited effective as of the date of such breach, unless sooner terminated by operation of another term or condition of this Agreement or the Plan; and

(b) the Participant hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.]

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11. Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

12. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the [Secretary/[OTHER POSITION]] of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

14. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

15. Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

17. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

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19. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

20. No Impact on Other Benefits. The value of the Participant’s Option is not part of the Participant’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

22. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Data443 Risk Mitigation, Inc.

By:
Name:
Title:

[EMPLOYEE NAME]

By:
Name:

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